Exhibit 99.1

FAZE CLAN ANNOUNCES LEADERSHIP TRANSITION

LOS ANGELES, CA (September 10, 2023) – FaZe Clan Inc. (“FaZe Clan”), the lifestyle and media platform rooted in gaming and youth culture, reported that on September 9, 2023, the Board of Directors (the “Board”) of FaZe Holdings Inc. (the “Company”) took action to terminate Lee Trink from his position as Chief Executive Officer of the Company, effective immediately. In accordance with the Company’s Corporate Governance Guidelines, as a result of this termination, Mr. Trink is required to submit his resignation as a member of the Board.

Concurrently, the Board appointed Christoph Pachler, the current Chief Operating Officer and Chief Financial Officer of the Company, to the role of Interim Chief Executive Officer of the Company. In addition to this new role, Mr. Pachler will retain his existing roles.

ABOUT FAZE HOLDINGS INC.

FaZe Holdings Inc. (Nasdaq: FAZE) (“FaZe Clan”) is one of the most prominent and influential gaming organizations in the world. Created by gamers, for gamers, FaZe began in 2010 by a group of internet kids who turned their passion into a successful career path and formed a die-hard community along the way. Today, FaZe Clan represents a vast roster of creators who aim to inspire the next generation in making their dreams a reality.

FaZe Clan operates across multiple verticals designed to reimagine gaming, sports, culture and entertainment. FaZe has partnered with blue-chip brands such as Porsche, GHOST, DraftKings and McDonald’s, and record-breaking fashion and lifestyle collaborations featuring Nike, Takashi Murakami, Lyrical Lemonade, NFL, Champion and more – all centered around its top-tier talent collective with gaming rooted at the core. Reaching over 500 million followers across social platforms globally, FaZe Clan’s roster consists of world-class gamers, streamers, content creators and esports professionals known for delivering disruptive, original content. Its gaming division houses 10+ competitive esports teams with titles including Call of Duty, Counter-Strike, Halo, FIFA and more. With a combined total of over 40 world championships to date, FaZe has brought home dozens of trophies with historic wins like the 2022 CS:GO PGL Antwerp Major, 2021 Call of Duty League Championship and 2023 CS:GO Intel Grand Slam.

The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication. For more information, visit www.fazeclan.com, investor.fazeclan.com and follow FaZe Clan on Twitter, Instagram, YouTube, TikTok, and Twitch.

FORWARD LOOKING STATEMENTS:

The information in this communication includes “forward-looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, regarding the company’s strategy, future operations and financial performance, market opportunity prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expects,” “will,” “projected,” “continue,” “increase,” and/or similar expressions that concern strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the management’s belief or interpretation of information currently available.

These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of management and are not predictions of actual performance. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this communication, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and condition (financial or otherwise) to differ materially from those indicated in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the company. Forward-looking statements speak only as of the date they are made. While FaZe Clan may elect to update these forward-looking statements at some point in the future, FaZe Clan specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FaZe Clan’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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CONTACTS:

Press: alana.battaglia@fazeclan.com
Investors: IR@fazeclan.com